UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Cavco Industries, Inc.

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Phoenix, Arizona 85004
602-256-6263
June 3, 2011
Dear Stockholders:
It is our pleasure to invite you to attend the Cavco Industries, Inc. (“Cavco” or the “Company”) 2011 Annual Meeting of Stockholders. The meeting will be held on June 30, 2011 at 9:00 a.m. (M.S.T.) at Cavco’s offices, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as a director.
Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by completing, signing, dating, and returning the accompanying proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.
Thank you for your support.
Sincerely,
Joseph H. Stegmayer
Chairman of the Board of Directors
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
of Cavco Industries, Inc.

Date:	June 30, 2011

Time:	9:00 a.m. (M.S.T.)

Place:	Cavco Industries, Inc.’s (“Cavco”) Offices 1001 N. Central Avenue Suite 800 Phoenix, Arizona 85004

Items of Business:	1.	To elect two directors comprising a class of directors to serve until the annual meeting of stockholders in 2014, or until their successors have been elected and qualified;

	2.	To ratify the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2012;

	3.	To hold an advisory vote approving the compensation of the Company’s named executive officers;

	4.	To hold an advisory vote on the frequency of the vote on the compensation of the Company’s named executive officers; and

	5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Annual Reports:	The 2011 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, is enclosed and may be viewed on Cavco’s website at http://www.cavco.com/investorrelations/annualmeeting.

Who Can Vote:	You can vote if you were a stockholder of record at the close of business on May 16, 2011.

Date of Mailing:	This Notice and Proxy Statement are first being mailed to stockholders on or about June 6, 2011.
By Order of the Board of Directors,
JAMES P. GLEW
Secretary
To ensure representation of your shares at the annual meeting, you must vote and submit the proxy by telephone, over the Internet or by mail in the manner described in the accompanying proxy. All stockholders are encouraged to review the accompanying proxy statement.

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ii

CAVCO INDUSTRIES, INC.
PROXY STATEMENT

Annual Meeting of Stockholders
to be Held June 30, 2011
INTRODUCTION
The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Cavco Industries, Inc., a Delaware corporation (“Cavco”), for use at the annual meeting of stockholders of Cavco to be held on June 30, 2011, at 9:00 a.m. (M.S.T.), and at any adjournment thereof. The mailing address of Cavco’s executive offices is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 30, 2011:
The notice of meeting, proxy statement, annual report and sample proxy card are available for review at http://www.cavco.com/investorrelations/annualmeeting.
Purposes of the Annual Meeting
At the annual meeting, the Company will ask its stockholders to:
(1)	Elect two directors comprising a class of directors to serve until the annual meeting of stockholders in 2014, or until their successors have been elected and qualified;
(2)	Ratify the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2012;
(3)	Vote on an advisory resolution regarding named executive officer compensation;
(4)	Vote on an advisory resolution regarding the frequency of future advisory votes on named executive officer compensation; and
(5)	Transact any other business that may be properly presented at the Annual Meeting and any adjournment thereof.
Our Board of Directors does not know of any matters that may be acted upon at the annual meeting other than the matters set forth in the following pages.
Our Investor Relations telephone number is (800) 790-9111 should you wish to obtain directions to our executive offices in order to attend the Annual Meeting and vote in person.
YOUR VOTE IS IMPORTANT!
YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE
INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

ABOUT THE MEETING
Who Can Vote
Record holders of common stock, par value $.01 per share, of Cavco at the close of business on May 16, 2011 may vote at the annual meeting. On that date, the issued and outstanding capital stock of Cavco entitled to vote at the annual meeting consisted of 6,821,356 shares of common stock. Each stockholder will be entitled to one vote per share on the election of directors and each other matter that is described above or that may be properly brought before the meeting. There are no cumulative voting rights.
How You Can Vote
Stockholders can vote their shares of common stock at the annual meeting by voting and submitting the accompanying proxy by telephone, over the Internet, or by completing, signing, dating and returning the proxy in the enclosed envelope.
How Proxies Will be Voted
Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the annual meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted: (i) FOR the election of each nominee for director named in the proxy; (ii) FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2012; (iii) FOR approval of the advisory vote on the compensation of our named executive officers; and (iv) FOR the option of every three years for future advisory votes on the compensation of our named executive officers. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.
Our Board does not intend to present, and has no information that others will present, any business at the annual meeting other than as is set forth in the attached notice of the meeting. However, if other matters requiring the vote of stockholders come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies held by them in accordance with their best judgment in such matters.
How to Revoke Your Proxy
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the annual meeting and voting in person, or by written notice to Cavco addressed to James P. Glew, Secretary, Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. No such revocation will be effective, however, unless received by us at or prior to the annual meeting. Attending the meeting does not revoke your proxy.
Quorum and Required Vote
The presence at the annual meeting, in person or by proxy, of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. With respect to Proposal No. 1 (Election of Directors), in order to be elected as a director, a nominee must receive the affirmative votes of the holders of a plurality of the shares of common stock present, either in person or by proxy, and entitled to vote on the election of directors. The two director-nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on Proposal No. 1.
The affirmative vote of a majority of the votes duly cast is required to approve Proposal No. 2 (Ratification of Appointment of Independent Auditors) and Proposal No. 3 (Advisory Vote on the Compensation of the named executive officers). Abstention and broker non-votes are not treated as votes cast and, therefore, will have no effect on Proposal Nos. 2 and 3. The advisory vote on the compensation of named executive officers is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the compensation philosophy, policies and procedures described in this Proxy Statement.

In connection with Proposal No. 4 (Advisory Vote on the Frequency of the Vote on Compensation of the named executive officers), stockholders may vote for every one, two or three years or abstain. The frequency receiving the greatest number of votes — every one, two or three years — will be considered the frequency approved by the shareholders. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on Proposal No. 4.
For the votes on Proposal Nos. 3 and 4, because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation and the frequency of stockholder votes on Named Executive Officer compensation.
Please note that your broker is not able to vote on your behalf in any director election without specific voting instructions from you. In addition, your broker is not able to vote on your behalf of Proposal Nos. 3 and 4. Accordingly, we encourage you to vote your shares in the election of directors before the meeting either by returning your proxy by mail, voting by telephone or voting via the Internet so that your shares will be represented and voted at the meeting if you cannot attend in person.
If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting.
Expenses of Soliciting Proxies
We will bear the cost of soliciting proxies for the annual meeting. Solicitation may be made by mail, personal interview, telephone or other electronic means by our officers and other employees, who will receive no additional compensation therefor.

STOCK OWNERSHIP
Management
The following table sets forth information, as of June 1, 2011, with respect to the beneficial ownership of shares of Cavco common stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Cavco as a group. Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect thereto.
COMMON STOCK OWNERSHIP INFORMATION IS DATED JUNE 1, 2011

	Cavco Common stock (2)
	Number of Shares	Percent
Name of Beneficial Owner (1)	Beneficially Owned	of Class
William C. Boor	14,875	*
Steven G. Bunger	16,375	*
David A. Greenblatt	10,250	*
Jack Hanna	15,875	*
Joseph H. Stegmayer	562,053	8.24%
Daniel L. Urness	14,961	*
Charles E. Lott	0	*
All directors, director nominees and executive officers of Cavco as a group (7 persons)	634,389	9.30%

*	Less than 1%.

(1)	The address of listed stockholders is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004.

(2)	Shares covered by stock options that are outstanding under the Cavco Industries, Inc. Stock Incentive Plan, as amended, and exercisable on or within 60 days are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Boor —14,875 shares; Mr. Bunger — 16,375 shares; Mr. Greenblatt — 10,250 shares; Mr. Hanna — 15,875 shares; Mr. Stegmayer —153,125 shares; Mr. Urness — 13,750 shares; and all directors, director nominees and executive officers of Cavco as a group — 224,250 shares.

Principal Stockholders
The following table sets forth information with respect to the persons, other than Mr. Stegmayer, that have reported beneficial ownership of more than five percent of the outstanding shares of Cavco common stock according to statements on Schedule 13D or 13G as filed by such persons with the SEC on or before June 1, 2011.
PRINCIPAL STOCKHOLDER INFORMATION IS DATED JUNE 1, 2011

Name and Address	Amount		Percent
Of Beneficial Owner	Beneficially Owned (1)		of Class

Wells Fargo and Company	961,595	(2)	14.10%
420 Montgomery Street San Francisco, CA 94104

Third Avenue Management LLC	831,181	(3)	12.18%
622 Third Avenue, 32nd Floor New York, NY 10017

T. Rowe Price Associates, Inc. (MD)	743,820	(4)	10.90%
100 East Pratt Street Baltimore, MD 21202-1009

BlackRock, Inc.	743,568	(5)	10.90%
40 East 52nd Street New York, NY 10022

GAMCO Investors, Inc.	627,028	(6)	9.19%
1 Corporate Center Rye, NY 10580-1422

Joseph H. Stegmayer	562,053	(7)	8.24%
1001 N. Central Avenue, Suite 800 Phoenix, AZ 85004

Royce & Associates LLC	490,573	(8)	7.19%
1414 Avenue of the Americas New York, NY 10019

Columbia Wanger Asset Management, L.P.	423,000	(9)	6.20%
227 West Monroe Street Suite 3000 Chicago, IL 60606-5016

(1)	The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes (2) — (6) and (8) — (9).

(2)	Information regarding Wells Fargo & Company (“Wells”) is based solely upon a Schedule 13G filed with the SEC on January 20, 2011. Wells reported that it possessed sole voting power with respect to 825,850 shares, shared voting power with respect to 23 shares, and sole dispositive power with respect to 960,784 shares.

(3)	Information regarding Third Avenue Management LLC (“TAM”) is based solely upon a Schedule 13G filed with the SEC on February 16, 2010. TAM reported having sole voting and dispositive power over all of the shares. TAM reported that Met Investors Series Trust-Third Avenue Small Cap Portfolio (“Met”), an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 787,653 of the shares reported by TAM. Met separately reported its interest in these shares on schedule 13G filed February 10, 2010.

(4)	Information regarding T. Rowe Price Associates, Inc. (“Price Associates”) is based solely upon a Schedule 13G filed with the SEC on February 10, 2011. Price Associates reported having sole voting power with respect to 141,880 shares and sole dispositive power with respect to all shares. Price Associates has informed Cavco that these securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 600,000 shares, representing 8.8% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Information regarding BlackRock, Inc. (“BlackRock”) is based solely upon a Schedule 13G filed with the SEC on January 10, 2011. BlackRock reported having sole voting and dispositive power over all of the shares.

(6)	Information regarding GAMCO Investor’s, Inc. (“GAMCO”) is based solely upon a Schedule 13D filed with the SEC on March 6, 2009 by Mario J. Gabelli, and other entities that are directly or indirectly controlled by Mr. Gabelli or for which he acts as chief investment officer. GAMCO reported having sole voting power over 616,028 shares and sole dispositive power over all of the shares. Included in the Schedule 13D are Gabelli Funds, LLC, GAMCO Asset Management, Inc., and Gabelli Advisers, Inc.

(7)	Information regarding Joseph H. Stegmayer is based upon Cavco’s records as confirmed by Mr. Stegmayer.

(8)	Information regarding Royce & Associates LLC (“Royce”) is based solely upon a Schedule 13G/A filed with the SEC on January 12, 2011. Royce reported that it possessed sole voting and dispositive power with respect to all of the shares.

(9)	Information regarding Columbia Wanger Asset Management, L.P. (“Columbia Wanger”) is based solely upon a Schedule 13G filed with the SEC on February 10, 2011. Columbia Wanger reported having sole voting over 357,000 shares and sole dispositive power over all of the shares.
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Cavco’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the division of the Board of Directors into three classes, with the directors in each class to hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. There are presently two directors in the class whose term expires at the 2011 annual meeting, two directors in the class whose terms expire at the 2012 annual meeting, and one director in the class whose term expires at the 2013 annual meeting. Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
Joseph H. Stegmayer and William C. Boor, members of the Board whose terms expire at the annual meeting, will stand for re-election at the meeting. Messrs. Stegmayer and Boor have been nominated for service as directors by our independent directors and the full Board pursuant to the procedures described under “Director Nominating Process” below. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying proxy will be voted for the election of these two nominees or, if the nominees become unavailable (which we do not anticipate), for such substitute nominees as the Board shall designate. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect a Board nominee. The nominees and the continuing directors furnished to Cavco the biographical information appearing below.

Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Stegmayer and Boor.
Our Board of Directors has determined that all the members of the Board, other than Joseph H. Stegmayer, who is an employee of Cavco, are “independent” in accordance with (1) the applicable requirements of the Exchange Act, and the rules adopted by the SEC thereunder and (2) the applicable NASDAQ Marketplace Rules (the “NASDAQ Rules”), including Rule 5605(a)(2).
Nominees for Director Standing for Election
Joseph H. Stegmayer, 60, serves as our Chairman of the Board, President and Chief Executive Officer and as a director and officer of Fleetwood Homes, Inc. (“Fleetwood Homes”) and Palm Harbor Homes, Inc. (“Palm Harbor Homes”) and a director of Palm Harbor Villages, Inc. (“Palm Harbor Villages”). He has served as a director of Palm Harbor Villages since March 2011, as a director and officer of Palm Harbor Homes, Inc. since November 2010, as a director and officer of Fleetwood Homes since July 2009, and as President and Chief Executive Officer and as a member of the Board of Directors of Cavco and its predecessor since March 2001. Mr. Stegmayer also served as President of Centex’s manufactured housing holding company, Centex Manufactured Housing Group, LLC, from September 2000 until Cavco’s spin-off from Centex in June 2003. Prior to joining Cavco, Mr. Stegmayer served as Executive Vice President of Champion Enterprises, Inc., a company that builds and sells manufactured homes and as President, Vice Chairman and Chairman of the Executive Committee of Clayton Homes, Inc., a company that builds, sells, finances and insures manufactured homes, and operates planned housing communities.
As Chairman of the Board, President and CEO of Cavco, with in excess of twenty-five years of experience in the manufactured housing industry, Mr. Stegmayer has an in depth understanding of the factors affecting Cavco’s business. Mr. Stegmayer is widely recognized as a manufactured housing industry expert and has extensive experience managing public companies.
William C. Boor, 45, is Chairperson of our Audit Committee, a member of our Compensation Committee and has been a member of our Board since July 2008. Mr. Boor is Senior Vice President-Global Ferroalloys of Cliffs Natural Resources, Inc. (“Cliffs”), an international mining company based in Cleveland, Ohio, a position he has held since May 2010. Mr. Boor previously held the position of Senior Vice President-Business Development with Cliffs. Mr. Boor joined Cliffs in May 2007 after having served as Executive Vice President, Strategy and Development, at American Gypsum Company, a subsidiary of Eagle Materials from 2005 to 2007. From 2002 to 2005, Mr. Boor served as Senior Vice President — Corporate Development and Investor Relations of Eagle Materials. From 2001 to 2002 he served as Vice President — Corporate Development of Centex. He also has held key leadership roles at Weyerhaeuser Co. and Procter & Gamble Co.
Mr. Boor earned an MBA from Harvard Business School and holds the Chartered Financial Analyst designation. Mr. Boor brings to our Board diverse experience in manufacturing management, process engineering, financial management, investor relations and marketing.
Continuing Directors
Terms Expiring in 2012
Steven G. Bunger, 50, is a member of our Audit Committee and has been a member of our Board since April 2004. Since 2001, he has served as Chairman of the Board of Mobile Mini, Inc. (“Mobil Mini”), the nation’s largest publicly-owned provider of portable storage containers and mobile offices. He is also the President and Chief Executive Officer of Mobile Mini, having served in those capacities since 1997. Mr. Bunger joined Mobile Mini in 1983. Since that time, he has held numerous positions with Mobile Mini, including Vice President of Operations and Marketing and Executive Vice President and Chief Operating Officer.

Mr. Bunger brings to our Board a breadth of operational, managerial, and marketing experience from running the world’s leading provider of portable storage solutions. Additionally, Mr. Bunger has extensive acquisition experience which he lends in assisting Cavco’s management and Board in evaluating growth opportunities.
Jack Hanna, 64, is a member of our Compensation Committee and has been a member of our Board since 2003. Since 2007, Mr. Hanna has hosted Jack Hanna’s Into the Wild, a nationally syndicated television program and spends the majority of each year filming and lecturing around the world. From 1993 through 2006, Mr. Hanna hosted Jack Hanna’s Animal Adventures, a nationally syndicated television program. Since 1992, Mr. Hanna has served as Director Emeritus of the Columbus Zoo and Aquarium in Columbus, Ohio.
As evidenced by his long tenure with the Columbus Zoo and Aquarium, Mr. Hanna has extensive management and leadership experience. With his keen understanding of people, marketing, operations and facilities management, Mr. Hanna helped transform the Columbus Zoo and Aquarium into one of the largest and most highly attended zoos in the United States. These attributes make Mr. Hanna a valuable member of our Board.
Term Expiring in 2013
David A. Greenblatt, 49, is Chairperson of our Compensation Committee, a member of the Audit Committee and has been a member of our Board since October 2008. Mr. Greenblatt currently serves as Senior Vice President and Deputy General Counsel for Eagle Materials Inc. (“Eagle Materials”), a NYSE-listed company specializing in the construction products and building materials business and headquartered in Dallas, Texas, where he actively manages legal matters and project development. Previously, he worked for Eagle Materials as its General Counsel from 1993 until 1998 and as Senior Vice President — Mergers & Acquisitions from 2000 to 2002. He has also worked in various roles for Centex Corporation (“Centex”), including Vice President and General Counsel of its Investment Real Estate Group, Vice President and Assistant General Counsel of Centex and General Counsel of Cavco. Prior to joining Centex, Mr. Greenblatt was an associate for over 5 years in the corporate and securities group of Hughes & Luce (now K&L Gates, LLP) in Dallas.
In addition to his executive and legal experience, Mr. Greenblatt brings to our Board his extensive knowledge of our company and industry, having served as Cavco’s General Counsel while with Centex.
Director Compensation
Only non-employee directors are compensated for service as a director. Upon commencement of service, non-employee directors receive a one-time grant of an option to purchase 10,000 shares of Cavco common stock. Effective April 1, 2011, annually, non-employee directors receive annual compensation in the form of a $25,000 retainer fee (increased from $20,000 effective April 1, 2011), a grant of an option to purchase 3,000 shares of Cavco common stock on the anniversary of the director’s election to the Board, and an additional $2,000 for each Board meeting attended. Members of Board committees also receive a fee of $1,000 for each committee meeting attended. The chairperson of the Audit Committee receives an additional $10,000 per year for such service and the chairperson of the Compensation Committee receives an additional $4,000 per year for such service.
All options awarded to non-employee directors have a seven-year term and a per share exercise price equal to the fair market value of a share of common stock of Cavco on the date of grant. All options awarded prior to April 1, 2010, become exercisable at the rate of 25% on the date of grant and an additional 25% on the following three anniversaries of the date of grant. Options awarded on or after April 1, 2010, become exercisable at the rate of 50% on the date of grant and 50% on the first anniversary of the date of grant. All rights to exercise the options terminate within four (4) months of the date that the non-employee director ceases to be a director of Cavco for any reason other than death or disability; in the case of a director’s death, the options terminate fifteen months thereafter and in the case of disability and resulting termination of employment, then the options terminate six months after such date of termination. However, if the non-employee director held the position for at least ten (10) years, the options will vest on the date that the non-employee director ceases to be a director and all rights to exercise the options will terminate three (3) years thereafter, but in no event may the options be exercised later than seven years from the date of grant.

All Board members are reimbursed for reasonable expenses of attending Board and committee meetings.
DIRECTOR COMPENSATION TABLE
The following table provides information regarding compensation paid to each non-employee director during the year ended March 31, 2011.

	Fees Earned
	or Paid in Cash	Option	Total
Name	($) (1)	Awards ($) (2)	($)

William C. Boor	52,750	38,430	91,180

Steven G. Bunger	38,250	41,370	79,620

David A. Greenblatt	46,250	34,860	81,110

Jack Hanna	36,250	34,260	70,510

(1)	Amounts in this column include the annual retainer and meeting fees earned, regardless of when paid.

(2)	Amounts in this column represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”). We describe the assumptions made in this valuation in Note 8 to the Consolidated Financial Statements included in Cavco’s Annual Report on Form 10-K for fiscal year ended March 31, 2011 (the “2011 Form 10-K). As of March 31, 2011, each director had the following number of shares outstanding: Mr. Boor — 15,500 shares (10,000 options granted on July 9, 2008; 2,500 granted on July 9, 2009; and 3,000 granted on July 9, 2010); Mr. Bunger — 15,500 shares (5,000 options granted on April 28, 2006; 2,500 granted on April 28, 2007; 2,500 granted on April 28, 2008; 2,500 shares granted on April 28, 2009; and 3,000 shares granted on April 28, 2010); Mr. Greenblatt — 15,500 shares (10,000 options granted on October 21, 2008; 2,500 granted on October 21, 2009; and 3,000 granted on October 21, 2010); and Mr. Hanna — 19,250 shares (1,250 options granted on March 31, 2005; 5,000 granted on November 30, 2005; 2,500 granted on September 22, 2006; 2,500 granted on September 22, 2007, 2,500 granted on September 22, 2008; 2,500 granted on September 22, 2009; and 3,000 granted on September 22, 2010). Options are granted on the date of the director’s initial election to the Board and on the anniversary date of such election. Options granted prior to fiscal year 2011 vest at the rate of 25% on the date of grant and an additional 25% on each of the following three anniversaries of the date of grant. Options granted in fiscal year 2011 vest 50% on the date of grant and 50% on the first anniversary of the grant date. See “Director Compensation” above for additional information.
Board and Committee Meetings
During Cavco’s fiscal year ended March 31, 2011, our Board held five regularly scheduled meetings and two special meetings. Each of our directors attended all of the meetings of the Board and Board committees on which they served in fiscal year 2011 except for Mr. Hannah who was excused by the Chairman from attending the special meeting held February 25, 2011 because of a serious family matter.
All Board members are expected to attend our annual meetings of stockholders, unless an emergency or unavoidable conflict prevents them from doing so. At our 2010 annual meeting of stockholders, all directors serving at that time were present in person with the exception of Mr. Bunger who was present by telephone and could not attend the meeting in person because of obligations related to his duties as Chairman of the Board, President and Chief Executive Officer of Mobile Mini.

Director Nominating Process
Selection by Independent Directors.
The Board has not established a director nominating committee. Instead, our Board has determined that the independent directors, as a group, should fulfill this responsibility. The Board has adopted resolutions, as required by the NASDAQ Rules, providing for the nomination of directors by the independent directors of the Board, which the Board believes promotes flexibility and insures that each of our independent directors has a meaningful role in the selection of our director nominees. Generally, director nominees are identified and screened by all independent directors. For any nominee to be placed on Cavco’s ballot for voting by Cavco’s stockholders at any meeting of stockholders of Cavco, such nominee must first be approved by a majority of the independent directors of Cavco, and by a majority of the entire Board of Directors. The Board may form a nominating committee in the future at such time as the Board determines that a committee structure is necessary or useful in the director nominating process.
Director Qualifications. The independent directors evaluate potential director nominees according to the following criteria:
•	decisions for nominating candidates are based on the business and corporate governance needs of Cavco and if the need for a director exists, then candidates are evaluated on the basis of merit, qualifications, performance and competency;
•	the independent directors consider the composition of the entire Board when evaluating individual directors, including the diversity of experience and background represented by the Board; the need for financial, business, academic, public or other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of Cavco, its stockholders and employees, and not any particular constituency;
•	a majority of our Board must be comprised of “independent” directors in accordance with applicable NASDAQ Rules;
•	we seek directors with the highest personal and professional character and integrity who have outstanding records of accomplishment in diverse fields of endeavor, and who have obtained leadership positions in their chosen business or profession;
•	candidates must be willing and able to devote the necessary time to discharge their duties as a director, and should have the desire to represent and evaluate the interests of Cavco as a whole;
•	candidates must be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or that would violate any applicable law or regulation; and
•	candidates must also meet any other criteria as determined by the independent directors, which may differ from time to time.
Diversity. Cavco does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee Cavco’s businesses.
Proposals by Stockholders. Our bylaws specify the manner in which stockholders may:
•	make nominations for the election of directors;
•	propose that a director be removed; or
•	propose any other business to be brought before a meeting of stockholders.

Under our bylaws, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with, among other specified information, the following:
•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;
•	the stockholder’s name and address;
•	the number of shares beneficially owned by the stockholder;
•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements or understandings with such persons; and
•	the number of shares beneficially owned by each person with whom the stockholder is acting in concert.
To be timely, a stockholder must deliver notice:
•	in connection with an annual meeting of stockholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held;
•	in connection with a special meeting of stockholders to elect directors, not less than 40 nor more than 60 days prior to the date of the special meeting; or
•	in connection with a special meeting of stockholders for purposes other than the election of directors, not less than 10 nor more than 60 days prior to the date of the special meeting.
In order to submit a nomination for our Board of Directors, a stockholder must also submit information with respect to the nominee that would be required to be included in a proxy statement, as well as other specified information. If a stockholder fails to follow the required procedures, the stockholder’s nominee or proposal will be ineligible for election or other action and will not be voted on by our stockholders.
Other Board Matters
Board Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of Cavco to make that determination based on the position and direction of Cavco and the membership of the Board. The Board has determined that having Cavco’s Chief Executive Officer serve as Chairman is in the best interest of Cavco’s shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of Cavco and its industry, as well as fostering greater communication between Cavco’s management and the Board. Cavco does not have a lead independent director.
The Board’s Role in Risk Oversight
Management of risk is the responsibility of Cavco’s executive officers and senior management team. The Board has oversight responsibility and has designated the Audit Committee to oversee Cavco’s processes to manage business and financial risk and compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee reports to the Board regarding the adequacy of Cavco’s risk management processes. To assist the Audit Committee in overseeing risk management, Cavco’s Director of Internal Audit is directly accessible by the Audit Committee and reports to the Audit Committee upon request. Additionally, the Board encourages management to promote a corporate culture that incorporates risk management into Cavco’s corporate strategy and day-to-day business operations. The Board regularly works, with the input of Cavco’s executive officers, to assess and analyze the most likely areas of future risk for Cavco.

Communicating With Our Board
You can communicate with any member of our Board of Directors by sending the communication to Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004, to the attention of the director or directors of your choice. We relay these communications addressed in this manner as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to the chairperson of our Audit Committee for review and further handling.
Audit Committee
Our Audit Committee is composed of three directors, Messrs. Boor, Bunger, and Greenblatt, who satisfy the independence requirements set forth in (1) Section 10A(m) of the Exchange Act and the rules adopted by the SEC thereunder and (2) applicable NASDAQ Rules. The Audit Committee functions under a charter, which was initially adopted by our Board of Directors on September 22, 2003, and was most recently amended on June 24, 2010. The Audit Committee Charter is posted on our website at www.cavco.com.
The Board of Directors has determined that William C. Boor, the Chairperson of the Audit Committee, meets the definition of “Audit Committee financial expert,” as such term is defined under SEC rules. Mr. Boor’s qualifications are described under “Proposal No. 1: Election of Directors.”
The Audit Committee Charter provides that the Audit Committee shall perform the following key tasks:
•	select, appoint, evaluate, retain, terminate and replace Cavco’s independent auditors (subject, if the Audit Committee so determines, to stockholder ratification);
•	obtain and review, at least annually, a report by Cavco’s independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;
•	receive the applicable written independence disclosures required by the Public Company Accounting Oversight Board, including those disclosures required by Ethics and Independence Rule 3526 (the “Independence Report”);
•	actively engage in a dialogue with the independent auditors with respect to any relationships or services disclosed in the Independence Report or otherwise known to the Audit Committee that may impact the objectivity or independence of the auditor, and recommend that the Board take appropriate action in response to such information to satisfy itself of the auditor’s independence;
•	review any report made by Cavco’s independent auditors pursuant to Section 10A(k) of the Exchange Act;
•	confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC;
•	review with the independent auditors any audit problems or difficulties and management’s response; and
•	preapprove all auditing services, audit engagement fees and terms and permitted non-audit services provided to Cavco by its independent auditors (subject to the de minimis exceptions for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act), provided that the Audit Committee may delegate to one or more subcommittees the authority to grant approvals of audit and permitted non-audit services.

The Audit Committee also reviews Cavco’s corporate compliance program. The Audit Committee meets separately with the independent auditors, outside the presence of Cavco’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.
During the last fiscal year, the Audit Committee met five times. Every member attended each of the meetings.
AUDIT FEES
The Audit Committee has adopted policies and procedures pre-approving all audit and permissible non-audit services performed by Ernst & Young LLP. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the Audit Committee. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules and, if permissible, the potential effect of such services on the independence of Ernst & Young LLP.
The aggregate fees billed for professional services by Ernst & Young LLP in the last two fiscal years are as follows:

Type of Fees	Fiscal 2011	Fiscal 2010

Audit Fees	$420,498	$430,251
Audit-Related Fees	27,514	125,656
Tax Fees	72,783	44,149
All Other Fees	1,995	1,995

Total	$522,790	$602,051

As used in the foregoing table:
•	“Audit Fees” are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of Consolidated Financial Statements included in Cavco’s Form 10-K, internal controls, and review of Consolidated Financial Statements included in Cavco’s Form 10-Q quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;
•	“Audit-Related Fees” are the aggregate fees billed for each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Consolidated Financial Statements, including accounting consultations, due diligence related to business combinations, internal control reviews, and attest services that are not required by statute or regulation;
•	“Tax Fees” are the aggregate fees billed for each of the last two fiscal years fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning; and
•	“All Other Fees” includes the aggregate fees billed for each of the last two fiscal years for products and services provided by the principal accountant for permitted corporate finance assistance and permitted advisory services.

Report of the Audit Committee
In accordance with its written charter, the primary function of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of: (i) the quality and integrity of Cavco Industries Inc.’s (“Cavco”) accounting, auditing, and financial reporting practices and processes; (ii) the financial information to be provided to the stockholders of Cavco; (iii) the systems of disclosure controls and procedures and internal control over financial reporting established by management, the Committee and the Board; (iv) compliance with Cavco’s Code of Conduct; (v) the independent auditors’ qualifications and independence; (vi) the performance of Cavco’s independent auditors; and (vii) the internal audit process.
Management is responsible for Cavco’s financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for auditing and rendering an opinion on Cavco’s consolidated financial statements, as well as auditing certain aspects of the Cavco’s internal controls. The Audit Committee’s responsibility is to monitor these processes.
In discharging its duties, the Audit Committee has: (i) reviewed and discussed Cavco’s audited Consolidated Financial Statements as of and for the year ended March 31, 2011 with our management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (iii) received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer and the Chief Financial Officer financial reporting certifications required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Cavco’s periodic filings with the SEC. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Consolidated Financial Statements referred to above be included in Cavco’s Annual Report on Form 10-K for the year ended March 31, 2011.
Audit Committee of the Board of Directors
William C. Boor, Chairperson
Steven G. Bunger
David A. Greenblatt
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Ernst & Young LLP acted as Cavco’s independent registered public accounting firm to audit its books and records for fiscal year 2011, and the Audit Committee has appointed Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2012, subject to ratification by Cavco stockholders.
If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and our stockholders.
Representatives of Ernst & Young LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Cavco stockholders.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2012.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The purpose of this compensation discussion and analysis is to provide information about each material element of compensation that we pay or award to, or that is earned by, our named executive officers. For fiscal year 2011, our named executive officers were Joseph H. Stegmayer, our Chairman, Chief Executive Officer, and President; Daniel L. Urness, our Chief Financial Officer, Vice President, and Treasurer; and Charles E. Lott, President of Fleetwood Homes, Inc.
Overview
Our executive compensation program for our named executive officers is relatively uncomplicated, consisting of cash compensation comprised of base salary, and either a cash bonus or non-equity incentive compensation, as well as awards of options to purchase shares of our common stock or grants of restricted stock. Generally, we do not offer perquisites to our named executive officers. We do not have a defined benefit pension plan or any other similar retirement plan; however, our named executive officers are permitted to participate in Cavco’s 401(k) plan and other health and welfare programs that are generally available for all other full-time employees.
Compensation Policies and Practices as they Relate to Risk Management
The Compensation Committee has reviewed Cavco’s compensation policies and practices for its employees as they relate to risk management and has determined that such policies and practices are not reasonably likely to have a material adverse effect on Cavco.
Compensation Committee
Our Compensation Committee of our Board of Directors reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs.
Benchmarking
Market pay levels are one of many elements used by Cavco to maintain competitive pay opportunities for our named executive officers. For fiscal year 2011, we considered our compensation peer group for benchmarking the Chief Executive Officer and Chief Financial Officer compensation to include the following former and current industry participants: Cavalier Homes, Champion Enterprises, Inc.; Coachmen Industries, Inc.; Fleetwood Enterprises, Inc.; Palm Harbor Homes, Inc.; and Skyline Corporation. These peers were chosen because each was a publicly traded manufactured housing company at the time of Cavco’s spin-off from Centex Corporation in June 2003. We also considered the following Arizona-based companies with whom we may compete with for executives and which were selected because, during our last fiscal year, each was publicly traded and similar in size to Cavco in terms of annual revenue: Amtech Systems, Inc.; iGo, Inc.; Inventure Foods, Inc.; Limelight Networks, Inc.; Matrixx Initiatives, Inc.; Rockford Corporation; and Universal Technical Institute, Inc.
In connection with its compensation decisions for Fiscal Year 2011, the Compensation Committee used peer group compensation information as guidance to ascertain whether our Chief Executive Officer and Chief Financial Officer base salaries and incentive compensation are generally aligned with those positions in the peer group. The Committee did not decide that the compensation for the named executives should be a specified percentage above or below, or equal to, the comparable compensation for the peer group. The determination of Mr. Lott’s compensation is described below.

While the Compensation Committee does review peer group compensation information, it is not the sole factor it considers in setting executive compensation. The Compensation Committee also takes into account other factors, including an executive’s compensation history, experience, performance, tenure, and Cavco’s performance.
Role of Compensation Consultants
The Compensation Committee has authority to retain compensation consultants in determining or recommending executive or director compensation pursuant to its written charter (including the sole authority to approve such consultant’s fees and other retention terms). The Compensation Committee did not engage a compensation consultant during fiscal year 2011.
Role of Management in Establishing and Awarding Compensation
The Compensation Committee annually reviews and approves the base salary levels and incentive opportunity levels for Cavco’s named executive officers. Following the conclusion of each fiscal year, the Compensation Committee then makes a recommendation of incentive compensation awards to be paid to the named executive officers. Upon this recommendation, the Board makes all final compensation decisions related to our named executive officers. In addition, our Chief Executive Officer, with the assistance of the Human Resources Department and General Counsel, regularly provides information and recommendations to the Compensation Committee on the performance of the Chief Financial Officer, appropriate levels and components of compensation, including equity grants, as well as such other information as the Compensation Committee may request.
Following the conclusion of a fiscal year, the Compensation Committee reviews and makes recommendations to the Board with respect to incentive compensation awards for the named executive officers, including awards under short-term and long-term incentive compensation plans. To assist the Compensation Committee with its review, management provides the Compensation Committee with peer group performance results and compensation data and other information as requested by the Compensation Committee. The Board then reviews the recommendations of the Compensation Committee and considers the approval of such incentive compensation awards.
Objectives of Cavco’s Compensation Programs
Cavco’s executive compensation program is structured to achieve the following objectives:
•	to attract, retain and motivate highly qualified, energetic and talented executives necessary for Cavco to deliver consistently superior results;
•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and
•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.
Components of Executive Compensation
In structuring the specific components of executive compensation, Cavco is guided by the following principles:
•	compensation programs should be performance based, market driven and stockholder aligned;
•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and similar types of companies that engage in one or more of the principal businesses in which Cavco engages;

•	bonus payments should vary with the individual’s performance and Cavco’s financial performance;
•	a significant portion of compensation should be in the form of long-term, equity-linked incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Cavco’s strategic objectives; and
•	compensation programs should not encourage executives to take unnecessary risks.
The Compensation Committee attempts to structure its compensation programs to the named executive officers as performance-based compensation that is tax deductible. However, the Compensation Committee may award compensation that is or could become non-deductible when such awards are in the best interest of Cavco, balancing tax efficiency with long-term strategic objectives.
Base Salary
The Compensation Committee is responsible for recommending to the Board the base salary levels for the named executive officers. In developing salary amounts, the Compensation Committee conducts a general review of salaries for similar positions in our peer group. In setting base salary levels, the Compensation Committee also considers an executive’s compensation history, experience, performance, tenure, and potential for significant contributions to Cavco’s profitability.
Mr. Stegmayer’s employment agreement specifies an initial base salary and requires Cavco to review the base salary at such times as Cavco regularly reviews the compensation being paid to its executives generally (but no less frequently than once each year). Upon completion of such review, Cavco may in its sole discretion adjust Mr. Stegmayer’s current base salary; however, Cavco may not decrease Mr. Stegmayer’s then current base salary without his prior written consent. Mr. Stegmayer’s base salary for fiscal year ended March 31, 2011 was $300,000.
Mr. Urness, who does not have an employment agreement, was paid a base salary of $190,000 for fiscal year ended March 31, 2011. See the Summary Compensation Table on page 21.
Mr. Lott does not have an employment agreement and was paid a base salary of $204,000 for fiscal year ended March 31, 2011. Mr. Lott’s base salary was set by Mr. Stegmayer prior to Mr. Lott’s designation as a named executive officer, as was base pay for all non-executive officers reporting to Mr. Stegmayer. On a going-forward basis, Mr. Lott’s compensation will be set by the Compensation Committee pursuant to the Compensation Committee Charter.
Incentive Compensation
Incentive compensation for Mr. Stegmayer is based solely upon Cavco’s earnings performance. Under the terms of the CEO Incentive Plan for fiscal 2011, approved on May 21, 2010, Mr. Stegmayer was paid non-equity incentive compensation in an amount equal to (i) 5% of the first $4 million of pretax income of the Company for the fiscal year, plus (ii) 6% of the next $16 million of pretax income of the Company for the fiscal year, plus (iii) 3% of pretax income of the Company for the fiscal year above $20 million. See the Summary Compensation Table on page 21. Based on this formula, for the fiscal year ended March 31, 2011, non-equity incentive compensation of $257,660 was paid to Mr. Stegmayer.
Incentive Compensation for Mr. Urness is paid at the sole discretion of Cavco’s Board in accordance with the incentive compensation program that is considered and adopted annually by the Compensation Committee. Under the terms of the CFO Incentive Plan for fiscal 2011, approved on May 21, 2010, Mr. Urness could earn an objectives-based bonus of up to seventy percent (70%) of his base salary for his performance in achieving specific objectives established by the Compensation Committee. The fiscal 2011 CFO objectives and performance results are set forth in the following table.

CFO FISCAL YEAR 2011 INCENTIVE COMPENSATION
OBJECTIVES AND ACCOMPLISHMENTS

2011 OBJECTIVES	ACCOMPLISHMENTS
Implement new ERP System	Initial factory testing; employee training commenced; roll-out program established.
Enhance reporting of inventory finance activity	Established periodic status and portfolio reports; initiated tracking integration in ERP system; enhanced risk control processes.
Enhance financial reporting	Established enhanced plant comparison and performance reporting; ERP integration of specific financial reporting processes; enhanced financial communications.
Support and development of corporate culture	Enhanced regulatory interaction; established and promoted broad-based cost containment and expense control initiatives.
Business Development and other assigned tasks	Oversaw and conducted acquisition-related due diligence; strategic planning, integration, and execution.
In adopting Mr. Urness’s incentive opportunity, the Compensation Committee did not assign a particular weight to any of the objectives. At the conclusion of the fiscal year, Mr. Stegmayer reviewed the performance results with Mr. Urness and based upon his review and analysis, Mr. Stegmayer recommended to the Compensation Committee that Mr. Urness receive the maximum incentive compensation target. The Compensation Committee accepted Mr. Stegmayer’s recommendation and the Board approved the payment of incentive compensation to Mr. Urness in the sum of $133,000. See the Summary Compensation Table on page 21.
Mr. Lott’s fiscal year 2011 incentive compensation program was set by the Company prior to Mr. Lott’s designation as a named executive officer. Under this program, Mr. Lott was eligible to receive quarterly incentive payments based on the aggregate adjusted pre-tax income of seven of Cavco’s Fleetwood Homes plants. The adjusted net income excluded both plant and corporate-wide incentive payments; in addition, any deficit during a particular quarter rolled forward to the next quarter. Other employees participated in this incentive program with Mr. Lott and, based on the “points” allocated to Mr. Lott, he received incentive compensation payments in the sum of $70,124 for fiscal year 2011. See the Summary Compensation Table on page 21. On a going-forward basis, Mr. Lott’s incentive compensation will be set by the Compensation Committee pursuant to the Compensation Committee Charter.
Long-Term Compensation
The existing stock incentive program of Cavco, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which include the named executive officers, to focus on maximizing Cavco’s return to stockholders and to plan and prepare properly for Cavco’s future. Stock options or grants of restricted stock may be granted at the fair market value on the date of the grant under the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended.
On May 21, 2010, consistent with Cavco’s objective of creating incentives for its executive officers to increase stockholder returns by establishing a direct and substantial link to executive compensation, Cavco granted to Mr. Stegmayer a non-qualified option to purchase up to 21,500 shares of common stock and to Mr. Urness a non-qualified option to purchase up to 7,000 shares of common stock, each grant subject to a four year pro-rata vesting schedule commencing on the first anniversary of the grant date. Among other reasons, the primary reasons for the Compensation Committee to make these stock option grants include the following: the date or dates of the most recent equity grants to the named executive officers, the estimated value of the equity grants to the named executive officers (using a Black-Scholes valuation), the contribution of the named executive officers to the successful implementation of strategic goals of the Company, the retentive effect of the equity grants, and the dilutive effect of the equity grants. In determining the size of the awards made, the Compensation Committee did not utilize a set formula but made a grant that it deemed an appropriate level of estimated compensation for the named executive officers based on the factors set forth above. Additionally, on May 21, 2010, Cavco granted to Mr. Stegmayer a non-qualified option to purchase up to 25,000 shares of Common Stock for his contribution in leading the Company in the strategy, negotiation, and winning bid for substantially all of the assets of Fleetwood Homes in August 2009 and the successful integration of the acquisition of such assets with the business of the Company. The Committee considered providing a cash award to Mr. Stegmayer for such efforts but decided to further align the interests of Mr. Stegmayer with those of the Company’s stockholders by providing him with an award of stock options. In deciding to grant 25,000 shares, the Committee considered the estimated value of the equity grants (using a Black-Scholes valuation) and determined that the value was fair in light of Mr. Stegmayer’s performance in leading the acquisition. See the Summary Compensation Table on Page 21 and the Grants of Plan-Based Awards Table on page 22.

Perquisites and Other Compensation
Cavco does not offer perquisites. Mr. Stegmayer’s employment agreement does provide for an automobile allowance; however, Mr. Stegmayer has never accepted this allowance. The named executive officers may participate in Cavco’s 401(k) plan and other health and welfare programs that are available to all other full-time employees.
Employment, Severance, and Change in Control Agreements
Mr. Stegmayer’s employment agreement provides for: (a) a term ending September 30, 2011, and is automatically extended for successive one-year periods unless the Board or Mr. Stegmayer elects not to renew the term by notice to the other at least 90 days prior to the end of the term; (b) an annual base salary of no less than $225,000; (c) an annual cash bonus in an amount equal to 3% of the first $2.5 million of pretax income for the fiscal year and 6% of pretax income for the fiscal year in excess of such amount; and (d) certain fringe benefits. By agreement of the Company and Mr. Stegmayer, in lieu of the cash bonus set forth in Mr. Stegmayer’s employment agreement, the cash bonus paid for fiscal 2011 was (i) five percent (5%) of the first $4 million of pretax income of the Company, plus (ii) six percent (6%) of the next $16 million of pretax income of the Company, plus (iii) three percent (3%) of pretax income of the Company above $20 million. During fiscal year 2010, Mr. Stegmayer declined any fringe benefits that are not generally available to salaried employees.
Mr. Stegmayer’s employment agreement includes provisions for certain payments to be made upon his termination or resignation. If Cavco terminates Mr. Stegmayer’s employment for cause, or if he voluntarily resigns prior to the occurrence of a Change in Control, as defined in the agreement, of Cavco at a time when there is no uncured breach by Cavco of the agreement, then in either case he is entitled to receive only his then current base salary on a pro rata basis to the date of such termination or resignation. If Mr. Stegmayer dies or becomes disabled, or if Cavco terminates his employment without cause prior to the occurrence of a Change in Control, or if he resigns because of a breach by Cavco of this agreement, then in each case Cavco must continue to pay his base salary for each fiscal year under the remaining term of the employment agreement and the Average Bonus (as defined in the agreement) for such year(s), plus an additional year of base salary, and Average Bonus and health insurance for such additional year. If within two years after the occurrence of a Change in Control of Cavco (a) Cavco terminates Mr. Stegmayer’s employment hereunder for any reason other than for cause, or (b) he voluntarily resigns his employment hereunder for any reason, then in each case Cavco must pay to him a lump sum termination payment equal to two times the sum of his then current base salary and Average Bonus.

The table below reflects the amount of compensation that would have been payable to Mr. Stegmayer in the event of termination of his employment, per the terms of his employment agreement. The amounts shown assume that termination was effective as of March 31, 2011, and are estimates of the amounts that would have been paid to Mr. Stegmayer upon his termination. The actual amounts that would be payable can be determined only at the time of termination. We have not included below any accrued but unpaid salary or payment of accrued and vested benefits and unused vacation time, as those amounts would be paid in the event of termination of employment for any reason. Equity awards that are not subject to acceleration and the value of health benefits, which is nominal, are not included below.

		Termination without Cause	Termination without
Executive Benefits and		prior to a Change in Control	Cause within two years	Voluntary Resignation
Payments Upon	Disability or	or Resignation by Executive	after a Change in	after a Change in
Termination	Death	due to Breach by Company	Control	Control
Base Salary	$450,000	$450,000	$600,000	$600,000
Bonus	$7,245	$7,245	$9,660	$9,660

Total:	$457,245	$457,245	$609,660	$609,660

We do not have written or oral employment, severance or change in control agreements with Messrs. Lott and Urness. Certain restricted stock award agreements with Mr. Urness provide for full vesting of all restricted shares in the event of his termination of service, other than as a result of: (i) a termination for cause; (ii) a voluntary resignation when there is no uncured breach by Cavco of any obligation or duty owed by Cavco to him; (iii) disability; or (iv) death. The restricted stock award agreements require that Mr. Urness must have been in continuous service with Cavco since the grant date in order to be eligible for such benefit.
The table below reflects the value of restricted stock vesting that would accelerate in the event of the termination of Mr. Urness’s employment as described in the preceding paragraph. The value shown assumes that termination was effective as of March 31, 2011.

Number of Restricted Shares	Value of Restricted Shares
Vesting	Vesting (2)
498 (1)	$22,490

(1)	Consists of 157 shares scheduled to vest on June 1, 2011; 183 shares scheduled to vest on August 9, 2011; and 158 shares scheduled to vest on June 1, 2012.

(2)	Value is based on a share price of $45.16 on March 31, 2011.
Compensation Committee
The Compensation Committee of our Board of Directors reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs. The Compensation Committee is comprised of David A. Greenblatt, its Chairman, William C. Boor, and Jack Hanna.
No member of the Compensation Committee is an employee of Cavco. The Compensation Committee operates pursuant to a written charter that sets forth its functions and responsibilities. The Compensation Committee Charter is posted on our website at www.cavco.com.
The Compensation Committee is charged with assisting the Board in:
•	assessing whether the various compensation programs of Cavco are designed to attract, motivate, and retain the senior management necessary for Cavco to deliver consistently superior results and are performance based, market driven, and stockholder aligned;
•	its oversight of specific incentive compensation plans adopted by Cavco, with the approval of the Compensation Committee, including stock plans and short term and long term incentive compensation plans for members of senior management of Cavco;

•	its approval, review and oversight of benefit plans of Cavco, and;

•	its oversight of the performance and compensation of the Chief Executive Officer of Cavco and the other members of the senior management of Cavco.
The Compensation Committee met four times during the fiscal year and all members attended each meeting.
Compensation Committee Report
The Compensation Committee of Cavco has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and included in the Proxy Statement for the 2011 Annual Meeting of Stockholders. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee of the Board of Directors
David A. Greenblatt, Chairperson
William C. Boor
Jack Hanna
Compensation Committee Interlocks and Insider Participation
There were no interlocking relationships between Cavco and other entities that might affect the determination of the compensation of our executive officers.
SUMMARY COMPENSATION
The table below summarizes the total compensation paid or earned by each of the named executive officers for fiscal years ended March 31, 2011, 2010 and 2009, respectively and for Charles E. Lott, President of Fleetwood Homes, Inc. for fiscal year ended March 31, 2011.

Name and				Non-	Stock	Option	All Other
Principal		Salary	Bonus	Equity	Awards	Awards	Compensation	Total
Position	Year	($)	($)	Incentive	($)	($) (1)	($) (2)	($)
Joseph H. Stegmayer,	2011	300,000	—	257,660	—	666,810	1,398	1,225,868
Chairman of the Board,	2010	236,250	—	—	—	819,200	1,220	1,056,670
President and Chief	2009	236,250	—	9,660	—	—	1,220	247,130
Executive Officer
Daniel L. Urness,	2011	190,000		133,000	—	100,380	1,398	424,778
Vice President, Chief	2010	175,000		100,000	—	204,800	1,220	481,020
Financial Officer	2009	165,000		60,000	—	116,000	1,220	342,220
and Treasurer
Charles E. Lott,	2011	204,000		70,124	—	—	1,029	275,153
President Fleetwood Homes, Inc.

(1)	Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718. We describe the assumptions made in this valuation in Note 8 to the Consolidated Financial Statements in the 2011 Form 10-K.

(2)	Amounts in this column represent short-term disability, long-term disability, life insurance premiums, and 401(k) match paid by Cavco.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to the options and stock granted during the fiscal year ended March 31, 2011 to each of our named executive officers listed in the Summary Compensation Table.

		All Other Option Awards:	Exercise or Base
		Number of Securities	Price of
		Underlying	Option Awards	Grant Date
Name	Grant Date	Options (#) (1)	($/Sh)	Fair Value (2)
Joseph H. Stegmayer	May 21, 2010	46,500	$36.02	$666,810
Daniel L. Urness	May 21, 2010	7,000	$36.02	$100,380
Charles E. Lott	—	—	—	—

(1)	These options vest twenty five percent on the first anniversary and twenty five percent on each anniversary thereafter until fully vested.

(2)	Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table includes certain information with respect to the value of all unexercised options and restricted stock awards previously awarded to the executive officers named above at the fiscal year end, March 31, 2011.

						Stock Awards
								Market
Option Awards						Number		Value of
	Number of	Number of				Of Shares		Shares or
	Securities	Securities				Or Units		Units of
	Underlying	Underlying		Option		Of Stock		Stock That
	Unexercised	Unexercised		Exercise	Option	That Have		Have
	Options (#)	Options (#)		Price	Expiration	Not Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
Joseph H. Stegmayer	68,000	—		20.00	6/22/11	—		—
	65,500	—		27.55	5/17/12	—		—
	—	80,000	(1)	25.33	6/30/16	—		—
	—	46,500	(2)	36.02	5/21/17	—		—
Daniel L. Urness	3,000	2,000		38.16	6/01/14	498	(3)	22,490	(4)
	4,000	6,000		32.00	7/10/15	—		—
	—	20,000	(1)	25.33	6/30/16	—		—
	—	7,000	(2)	36.02	5/21/17	—		—
Charles E. Lott	—	—		—	—	—		—

(1)	These options vest ten percent on the second anniversary of the grant date, and thirty percent on each anniversary thereafter until fully vested.

(2)	These options vest twenty five percent on the first anniversary and twenty five percent on each anniversary thereafter until fully vested.

(3)	These shares vest as follows: 157 shares on June 1, 2011; 183 shares on August 9, 2011; and 158 shares on June 1, 2012.

(4)	The market value of the restricted shares to Mr. Urness is based on a share price of $45.16 on March 31, 2011.

OPTION EXERCISES AND STOCK VESTED
The following table includes certain information with respect to the options exercised by the executive officers named above and stock vested during the fiscal year ended March 31, 2011.

Option Awards				Stock Awards
	Number of	Value		Number of		Value
	Shares	Realized		Shares		Realized
	Acquired on	on		Acquired		On
	Exercise	Exercise		On Vesting		Vesting
Name	(#)(1)	($)		(#)		($)
Joseph H. Stegmayer	275,580	8,300,848	(2)	—		—
Daniel L. Urness	—	—		342	(3)	12,249	(4)
Charles E. Lott	—	—		—		—

(1)	This column represents the number of shares underlying options that were exercised by the named executive officer during the fiscal year ended March 31, 2011. Mr. Stegmayer exercised a total of 345,580 shares of which 70,000 were withheld by the Company solely for the purpose of meeting a portion of exercise price requirements.

(2)	The value realized for the option awards is the difference between the market price of the underlying security at exercise and the exercise or base price of the option.

(3)	Reflects the number of shares of restricted common stock that vested during the fiscal year ended March 31, 2011.

(4)	157 shares of restricted common stock vested on June 1, 2010. The value realized on vesting of these 157 shares is based on the closing share price of $34.02 on June 1, 2010. 185 shares of restricted common stock vested on August 9, 2010. The value realized on vesting of these 185 shares is based on the closing share price of $37.34 on August 9, 2010.
PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote on an advisory (non-binding) basis regarding the compensation of the Company’s named executive officers (commonly referred to as “Say on Pay”). For a comprehensive description of our executive compensation program and compensation philosophy, please refer to the Compensation Discussion and Analysis beginning on Page 15. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote and consider the outcome when making future decisions concerning our executive compensation program.
In deciding how to vote on this proposal, the Board points out the following factors, many of which are more fully discussed in the CD&A:
•	Our executive compensation programs are designed to depend significantly on the achievement of performance goals that the Committee believes drive long-term shareholder value;

•	Our pay practices are designed not to encourage management to take unacceptable risks;
•	Our Compensation Committee reviews peer group compensation to confirm that our programs are not outside the norm among peer group companies (See “Benchmarking” on Page 15); and
•	We believe the Company’s executive compensation programs are well suited to promote the Company’s objectives in both the short and long-term.
Recommendation of the Board
The Board of Directors believes that the compensation of our Named Executive Officers is appropriate and recommends a vote “FOR” the following advisory resolution:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in this proxy statement.
PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pursuant to the Dodd-Frank Act, the Board is asking the Company’s stockholders to vote on whether future advisory votes on the compensation of the named executive officers in the nature of a proposal similar to that reflected in Proposal 3 above, should occur every year, every two years or every three years. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
RESOLVED, that the stockholders shall be given the opportunity to vote on an advisory resolution regarding the compensation of the Company’s named executive officers (vote for one alternative only):
•	every year;
•	every two (2) years; or
•	every three (3) years.
As discussed above, the Company has designed its executive compensation programs to attract, retain and motivate key executives; to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance. The Board has determined that a three-year Say-on-Pay vote frequency is the best approach for the Company based on a number of considerations, including the following:
•	A three -year vote frequency will provide investors sufficient time to evaluate the effectiveness of our compensation policies and programs and the related performance of the Company;
•	A three-year vote frequency gives the Board and the Compensation Committee sufficient time to thoughtfully respond to shareholders’ sentiments, to implement any necessary changes to our executive compensation policies and programs and to evaluate the results of such changes before the next shareholder advisory vote; and
•	Shareholders may communicate with our Board regarding executive compensation at any time (See “Communicating With Our Board” on Page 12).

Recommendation of the Board
The Board of Directors recommends that you vote to hold an advisory vote on the compensation of our Named Executive Officers every three years.
Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote and consider the outcome when making future decisions concerning the frequency of Say on Pay voting.
GENERAL
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Cavco directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and NASDAQ. Such persons are required by SEC regulations to furnish Cavco with copies of all Section 16(a) reports that they file with the SEC.
Based solely on its review of the copies of such reports received by it with respect to fiscal year 2011 or written representations from certain reporting persons, Cavco believes that its directors, executive officers and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities have complied with the filing requirements of Section 16(a) for fiscal year 2011 applicable to such persons, except that, due to a Company administrative oversight, the number of options granted to Mr. Stegmayer in May 2010 was incorrectly reported, but was promptly corrected.
Certain Relationships and Related Transactions
Transactions with Related Persons
We have entered into Change of Control Agreements with certain of our executive officers. See above under “Compensation Discussion and Analysis — Employment, Severance and Change of Control Arrangements.”
Review, Approval or Ratification of Transactions with Related Persons
Cavco has established policies and other procedures regarding approval of transactions between Cavco and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our code of conduct or adhered to by our Board. As set forth in the Audit Committee Charter, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ Rules, related party transactions are to be reviewed and approved, if appropriate, by the Audit Committee. Generally speaking, we enter into such transactions only on terms that we believe are at least as favorable to Cavco as those that we could obtain from an unrelated third party.
Code of Conduct
Cavco has adopted a code of conduct that applies to Cavco directors and all employees, including Cavco’s Chief Executive Officer, Chief Financial Officer and Controller. Cavco’s code of conduct is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and
•	accountability for adherence to the code of conduct.
Cavco has posted the text of its code of conduct on its Internet website at www.cavco.com. Cavco’s code of conduct will remain accessible on its Internet website. However, if Cavco ever desires to remove its code of conduct from its Internet website, then, prior to such removal, Cavco will either file its code of conduct as an exhibit to its Annual Report on Form 10-K filed with the SEC or will undertake to provide a copy of the code of conduct to any person without charge.
Form 10-K
Stockholders entitled to vote at the annual meeting may obtain a copy of Cavco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, including the Consolidated Financial Statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: James P. Glew, Secretary, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona, 85004, (800) 790-9111.
Stockholder Proposals
To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at Cavco’s principal executive offices, addressed to the attention of the Secretary, no later than the close of business on February 4, 2012.
For any proposal that is not submitted for inclusion in Cavco’s proxy material for the 2012 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Cavco’s management to exercise discretionary voting authority under proxies it solicits unless Cavco is notified about the proposal no earlier than January 2, 2012 and no later than April 1, 2012, and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Cavco’s bylaws further provide that, to be considered at the 2012 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the principal executive offices of Cavco no earlier than January 2, 2012 and no later than April 1, 2012, and must contain the information required by Cavco’s bylaws. Any stockholder wishing to receive a copy of Cavco’s bylaws should direct a written request to the Secretary at Cavco’s principal executive offices.
Cavco Website
In this proxy statement, we state that certain information and documents are available on the Cavco website. These references are merely intended to suggest where additional information may be obtained by our stockholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.
By Order of the Board of Directors
JAMES P. GLEW
Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date.

CAVCO INDUSTRIES, INC.

INTERNET
http://www.proxyvoting.com/cvco
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

00244
▼ FOLD AND DETACH HERE ▼

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 THROUGH 3 AND FOR EVERY 3 YEARS ON ITEM 4, and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.
Please mark your votes as indicated in this example	☒
The Board of Directors recommends a vote “FOR” the election of the two nominees in Item 1 and “FOR” Items 2 and 3.

1.	Election of two directors to serve until the Annual Meeting of Stockholders in 2014.	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

	Nominees:	☐	☐	☐

01	Joseph H. Stegmayer
02	William C. Boor
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of independent auditor for fiscal 2012.	☐	☐	☐

3.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

Management recommends a vote for Stockholder approval every 3 years.

	1 Year	2 Years	3 Years	Abstain

4.	Executive Compensation Frequency Stockholder Vote ☐	☐	☐	☐

5.	In their discretion, on such other business as may properly be brought belore the meeting or any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Cavco Industries, Inc. account online.
Access your Cavco Industries, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Cavco Industries, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
▼ FOLD AND DETACH HERE ▼
CAVCO INDUSTRIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — JUNE 30, 2011
The undersigned hereby appoints Steven G. Bunger and David A. Greenblatt, or either of them, proxy, with full power of substitution, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Cavco Industries, Inc. to be held June 30, 2011, or any adjournment thereof, all shares of Common Stock of Cavco Industries, Inc. registered in the name of the undersigned at the close of business on May 16, 2011.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3 AND FOR EVERY 3 YEARS ON ITEM 4. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 5.
By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement for the June 30, 2011 Annual Meeting.
READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	00244